UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2010 (November 1, 2010)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices, including zip code)

86 - 571-82838805
(Registrant's telephone number, including area code)

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On November 1, 2010, the board of directors of China Shengda Packaging Group Inc. (the "Company") voted to approve the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PwC") as its independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to acceptance of the appointment by PwC. PwC is in the process of undertaking its client acceptance review procedures. The outcome of PwC's client acceptance review procedures will not be known until after the completion of the audit of the Company's financial statements for the fiscal year ending December 31, 2010 by the Company's current independent registered public accounting firm, Bernstein & Pinchuk LLP ("B&P"). B&P will continue to serve as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2010 and through the completion of its audit of the Company's year-end financial statements for that year.

B&P's report on the Company's financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since B&P's engagement on May 24, 2010 as the Company's independent registered public accounting firm, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the subject matter of the disagreements in its report as described in Item 304(a)(1)(iv) of Regulation S-K. There have also been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K since B&P's engagement on May 24, 2010.

A letter from B&P, addressed to the SEC, stating that it agrees with the statements made herein is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company's two most recent fiscal years ended December 31, 2008 and 2009 and any subsequent interim period through November 17, 2010, neither the Company nor anyone on its behalf consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement, as provided in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as provided in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.  Departure or Certain Officers; Election of Directors; Appointment of Directors Certain Compensatory Officers; Arrangements of Certain Officers.

On November 16, 2010, Mr. Shun-Kuen Chan resigned as director of China Shengda Packaging Group Inc. (the "Company") effective immediately. Mr. Chan's resignation is not in connection with any known disagreement with the Company on any matter. In connection with the resignation of Mr. Chan, the board of the Company appointed Mr. Zhihai Mao as a director and chair of the Audit Committee.

On the same day, the Company entered into independent director's contract (the Independent Director's Contract") and indemnification agreement (the "Indemnification Agreement") with Mr. Mao. Under the terms of the Independent Director's Contract, the Company agreed to pay Mr. Mao an annual fee of RMB180,000 (approximately $27,000), as compensation for the services to be provided by him as an independent director. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Mao against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by him in connection with any proceeding if he acted in good faith and in the best interests of the Company.

The foregoing summary of the material terms and conditions of the Independent Director's Contract and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director's Contract and the Indemnification Agreement attached to this report as Exhibit 10.1 and 10.2.

From January 2008 to October 2010, Mr. Zhihai Mao was the Chief Financial Officer of China TransInfo Technology Corp., a company listed on Nasdaq Global Market. From August 2006, Mr. Mao has been a senior auditor of Deloitte & Touche Tohmatsu CPA, Ltd.'s Beijing office. Prior to that, Mr. Mao was a senior auditor of Deloitte & Touche LLP, USA, from October 2004 through July 2006. From July 2003 to October 2004, Mr. Mao was a senior tax consultant of Deloittee Tax LLP USA. Mr. Mao also was previously employed as a budget analyst of University of North Carolina at Chapel Hill, Program for International Training in Health, from December 2002 through May 2003. Mr. Mao is a U.S. Certified Public Accountant with extensive experience of corporate financial reporting and disclosure. Mr. Mao holds a Mater's degree in accounting from University of North Carolina at Chapel Hill, and holds a Bachelor of Arts' degree in Japanese from University of International Relations at Beijing, China.

Item 9.01. Financial Statements and Exhibits

    (d)     Exhibits.

Exhibit No.	Description

10.1	Independent Director's Contract, dated November 16, 2010, by and between the Company and Mr. Zhihai Mao.

10.2	Indemnification Agreement, dated November 16, 2010, by and between the Company and Mr. Zhihai Mao.

16.1	Letter to U.S. Securities and Exchange Commission from Bernstein & Pinchuk LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

Date: November 17, 2010

/s/ Daliang Teng
Name: Daliang Teng
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Independent Director's Contract, dated November 16, 2010, by and between the Company and Mr. Zhihai Mao.

10.2	Indemnification Agreement, dated November 16, 2010, by and between the Company and Mr. Zhihai Mao.

16.1	Letter to U.S. Securities and Exchange Commission from Bernstein & Pinchuk LLP